UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported): March 25, 2004 (March 25, 2004)



                          Altair Nanotechnologies Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Province of
       Ontario,
        Canada                   1-12497                           None
-----------------------     ---------------------          ---------------------
   (State or other          (Commission File No.)             (IRS Employer
     jurisdiction                                          Identification No.)
  of incorporation)

                                 204 Edison Way
                               Reno, Nevada 89502
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (775) 858-3750




               --------------------------------------------------
                   (Former Name, if Changed Since Last Report)

Item 12.   Results of Operations and Financial Condition.

On March 25, 2004, Altair Nanotechnologies Inc. ("Altair') issued a press release entitled "Altair Nanotechnologies Reports Year-End Financial Results for 2003." The full text of the press release is set forth herein beginning on the following page.

Altair also announced that it will hold a quarterly conference call to discuss the press release and related items on Thursday, March 25, at 11:30 a.m. Eastern Standard Time. Shareholders and members of the investment community are invited to participate in the call.

The conference call dial-in number is 800.299.8538. As a passcode is necessary to participate in the conference call, please RSVP your participation by calling Suzanne Schnitzer at McCloud Communications, 949.566.9860. Additionally, this call is being webcast by CCBN and can be accessed at Altair's web site, www.altairnano.com.

Additionally, the web cast is being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

The information in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Altair under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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
Important News From
                                        ALTAIR
                                        NANOTECHNOLOGIES

For Additional Information:
Marty Tullio                            Tracy La Follette
McCloud Communications, LLC             Altair Nanotechnologies
949 566 9860                            307 587 8245

               ALTAIR NANOTECHNOLOGIES REPORTS YEAR-END FINANCIAL
                                RESULTS FOR 2003

          Altair Strengthens Balance Sheet by Approximately $11 Million
              Through Exercise of Options and Shareholder Warrants

RENO,  NV - March  25,  2004 - Altair  Nanotechnologies,  Inc.  (Nasdaq:ALTI)  a
company engaged in developing nanomaterials, titanium dioxide pigment technology, and materials science focused on nanostructures, today reported financial results for its year ended December 31, 2003.

The company reported revenue for fiscal 2003 of $72,851, a net loss of $6.2 million, and a net loss per share of $0.19, compared to fiscal 2002 revenue of $253,495, a net loss of approximately $10 million, and a net loss per share of $0.40.

As of December 31, 2003, Altair's cash position was approximately $3.6 million; Altair's cash position as of March 25, 2004 is approximately $11.6 million. Altair CFO Edward Dickinson noted that at the end of 2003 Altair's long term debt consisted only of a promissory note to purchase the building that houses its Reno production facilities from BHP Minerals International, Inc. Under that agreement, interest begins accruing in August 2005, with the first payment due in February 2006.

"Our balance sheet has been significantly strengthened through the repayment of convertible debt during August of 2003 and the addition of more than $11 million in cash through the exercise of warrants by Altair shareholders and the exercise of stock options by employees," continued Dickinson. "During the year sales of equity and the exercise of options and warrants has increased the number of common shares issued and currently outstanding to approximately 48.2 million."

"During fiscal 2003 we concentrated our research and development efforts on nanotechnology and materials science," said Altair President Dr. Rudi E. Moerck. "This focus is the spring board for what we believe will be a significant future for the Company. We have refined our technology platform and, during 2003 and the first quarter of 2004, have been successful in securing development contracts, grants, and licensing agreements with major companies.

"Our sales backlog for 2004 is already approximately $780,000. In addition, our current pipeline of signed contracts to be performed during 2005 and contracts with a high probability of success is approximately $1,500,000, for a total of approximately $2,280,000," continued Dr. Moerck. "These revenue contracts are supplying work in areas with large long term potential payoffs, such as titanium metal, and funding development of our intellectual property portfolio."


                                     -more-


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

ALTAIR NANOTECHNOLOGIES REPORTS YEAR-END FINANCIAL
RESULTS FOR 2003
Page 2-2-2


Altair Highlights:

         o    Testing of RenaZorb(TM)in rats and dogs was successful;
         o Signed agreement with Titanium Metals Corporation (NYSE:TIE) to provide development services and sell development quantities of custom nano titanium dioxide and titanium alloy oxide electrode feedstock;
         o    Awarded subcontractor status by DARPA (Department of Defense);
         o Signed a pigment licensing agreement with Western Oil Sands. Phase I development of the agreement underway and generating revenues;
         o Signed agreement with Avireco USA to evaluate the AHPP (pigment process) utilizing feedstock from Vietnam to produce titanium dioxide pigment;
         o Completed independent and in-house laboratory testing indicates NanoCheck(TM) safely and effectively prevents algae growth in swimming pools. Revenues expected in late 2004 or early 2005;
         o Signed agreement with Western Michigan University (WMU) under which Altair will receive $362,000 of an approximately $1 million grant from the Department of Energy to participate in the development of technology for detecting chemical and biological weapons;
         o Signed an agreement with Hydrogen Solar to develop the Tandem CellTM technology, a unique technology that makes hydrogen directly from sunlight and water. Development program is expected to be funded by a grant of approximately $1 million. The grant is earmarked but has not yet funded.

Dr. Moerck went on to note that in addition to the sales backlog entering into 2004, the Company is aggressively pursuing licensing agreements and development partnerships for its TiNano Sphere drug delivery system, as well as for RenaZorb(TM), the Company's drug candidate for patients undergoing kidney dialysis. TiNano Sphere marketing and out-licensing efforts are being directed at pharmaceutical companies that have Class 4 narcotics products.

"We are only now beginning to realize the benefits of our business strategy," said Dr. Moerck. "The first quarter of 2004 has already begun to show proof-of-concept of our technology, not only from the number of grants and strategic partnerships forged, but also from our progress toward potential commercial sales for several products, including NanoCheck."

Conference Call
Dr. Moerck will be updating shareholders and the financial community on the year-end financial results for its 2003 fiscal year ended December 31, 2003, in a conference call at 11:30 A.M. Eastern Standard Time on Thursday, March 25, 2004.

ALTAIR NANOTECHNOLOGIES INC.
Nanotechnology is rapidly emerging as a unique industry sector. Altair Nanotechnologies is positioning itself through product innovation within this emerging industry to become a leading supplier of nanomaterial technology and nanomaterials worldwide. Altair owns a proprietary technology for making nanocrystalline materials of unique quality both economically and in large quantities. The company is currently developing special materials with potential applications in

                                     -more-

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

ALTAIR NANOTECHNOLOGIES REPORTS YEAR-END FINANCIAL
RESULTS FOR 2003
Page 3-3-3


pharmaceuticals, titanium pigment and metal, batteries, fuel cells, solar cells, advanced energy storage devices, thermal spray coatings, catalysts, cosmetics and environmental remediation. For additional information on Altair and its nanoparticle materials, visit www.altairnano.com.

                                FINANCIAL SUMMARY

For the Year Ended December 31,        2003            2002
                                  -----------------------------

STATEMENTS OF OPERATIONS
Sales                             $     72,851    $    253,495
Cost of sales                     $     62,159    $     93,583
Operating expenses                $  5,795,902    $  8,016,623
Interest expense                  $    454,415    $  1,151,388
Interest income                   $     (1,879)   $     (2,105)
(Gain) loss on foreign exchange   $        193    $        835
Loss on extinguishment of debt    $       --      $    914,667
Gain on forgiveness of debt       $       --      $       --
Net Loss                          $  6,237,939    $  9,921,496
Basic and diluted net loss per
     common share                 $       0.19    $       0.40
Cash dividends declared per
     common share                 $       --      $       --


BALANCE SHEET DATA
Working capital                   $  3,565,039    $   (204,365)
Total assets                      $ 11,659,754    $  8,914,405
Long-term obligations             $  2,686,130    $  3,905,040
Current liabilities               $    397,141    $    604,503
Net shareholders' equity          $  8,576,483    $  4,404,862

Forward-Looking Statements
--------------------------
This release may contain forward-looking statements as well as historical information. Forward- looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair's numerous development stage products will not be developed to the point of commercialization or that, even if commercialized, no market will exist for such products or Altair will fail to effectively market to customers in a market, that Altair will be unable to enter into license agreements regarding its pigment process (AHPP), RenaZorb or other developing products, that even if Altair enters into such license agreements, short term revenues from such agreements will not be sufficient to fund Altair's

                                     -more-

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

ALTAIR NANOTECHNOLOGIES REPORTS YEAR-END FINANCIAL
RESULTS FOR 2003
Page 4-4-4

operations in the long run, and that animal testing or future testing of RenaZorb or other products of the company will not be successful and that development will need to be terminated. In general, Altair is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. If the company is unable to continue to raise significant funding through such methods, it may be unable to continue as a going concern. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

                                     # # # #



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                             Altair Nanotechnologies Inc.


      March 24, 2004         By:       /s/ Edward Dickinson
-------------------------       ------------------------------------------------
         Date                Edward Dickinson, Chief Financial Officer



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